REVISED SCHEDULE I
To the DISTRIBUTION AGREEMENT dated August 28, 2007, by and among Allianz Variable Insurance Products Trust and Allianz Variable Insurance Products Fund of Funds Trust, and Allianz Life Financial Services, LLC
Allianz Variable Insurance Products Trust
AZL BlackRock Global Allocation Fund
AZL DFA Five-Year Global Fixed Income Fund
AZL DFA International Core Equity Fund
AZL DFA U.S. Core Equity Fund
AZL DFA U.S. Small Cap Fund
AZL Enhanced Bond Index Fund
AZL Fidelity Inst. Asset Mgmt. Multi-Strategy Fund
AZL Fidelity Inst. Asset Mgmt. Total Bond Fund
AZL Gateway Fund
AZL Government Money Market Fund
AZL International Index Fund

AZL MetWest Total Return Bond Fund
AZL Mid Cap Index Fund
AZL Moderate Index Strategy Fund
AZL Morgan Stanley Global Real Estate Fund
AZL MSCI Emerging Markets Equity Index Fund
AZL MSCI Global Equity Index Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund
AZL Small Cap Stock Index Fund
AZL T. Rowe Price Capital Appreciation Fund
Allianz Variable Insurance Products Fund of Funds Trust
AZL Balanced Index Strategy Fund
AZL DFA Multi-Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP BlackRock Global Strategy Plus Fund
AZL MVP DFA Multi-Strategy Fund
AZL MVP Fidelity Inst. Asset Mgmt. Multi-Strategy Fund
AZL MVP Fusion Dynamic Balanced Fund
AZL MVP Fusion Dynamic Conservative Fund
AZL MVP Fusion Dynamic Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Moderate Index Strategy Fund
AZL MVP T. Rowe Price Capital Appreciation Plus Fund
Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
By:   /s/ Brian Muench
Name: Brian Muench
Title: President
ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST
By:   /s/ Brian Muench
Name: Brian Muench
Title: President
ALLIANZ LIFE FINANCIAL SERVICES, LLC
By:   /s/ Corey Walther
Name: Corey Walther
Title: President
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Updated:  10/1/19